Exhibit 3.3

TREX COMPANY, INC.

AMENDED AND RESTATED

BY-LAWS

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, located in the county of New Castle. The name of its registered agent at such address is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 2. Annual Meetings. Unless otherwise determined from time to time by the Board of Directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting at such date and time as may be designated by the Board of Directors. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at such meeting, at the stockholder’s address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. For purposes of these By-laws the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

Section 3. Special Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, but such special meeting may not be called by any other person or persons. Written notice of the date, time, place and specific purpose or purposes for which such meeting is called shall be given by mail to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Voting and Proxies.

(a) At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under these By-Laws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote for each share of stock standing on record in such stockholder’s name, subject to any voting powers, restrictions or qualifications set forth in the Restated Certificate of Incorporation of the Corporation or any amendment thereto (the “Restated Certificate of Incorporation”).

(b) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 5. Quorum; Voting. At any stockholders meeting, a majority of the voting power of the shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the laws of the State of Delaware. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon, present in person or by proxy, shall decide any question brought before such meeting unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these By-Laws, the rules or regulations of the New York Stock Exchange, Inc. or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern.

Section 6. Inspectors of Election; Opening and Closing the Polls. The Board of Directors may, by resolution, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 7. List of Stockholders. No later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder for a period of at least ten (10) days ending on the day before the meeting date as required by the laws of the State of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 8. Written Consent in Lieu of Meeting. Except as otherwise provided for or fixed pursuant to the provisions of the Restated Certificate of Incorporation relating to the rights of the holders of any series of preferred stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been expressly approved in advance by the Board of Directors.

Section 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Notice of Stockholder Business to Be Brought Before a Meeting.

This Section 10 sets forth the advance notice requirements for proposals of business, other than the nomination of directors, to be properly brought before a meeting of stockholders. The advanced notice provisions with respect to nomination of directors are addressed in Section 11 of this Article II below.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation present in person who (A) (1) was a stockholder of record of the Corporation both at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 10 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).

The foregoing sub clause (iii) of paragraph (a) of this Section 10 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article II, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

For purposes of this Section 10, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Sections 11 and 12 of this Article II and this Section 10 shall not be applicable to nominations except as expressly provided in Sections 11 and 12 of this Article II.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 10, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation (“Secretary”), and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 10, and (iii) such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary, or mailed and received, at the principal executive offices of the Corporation not later than 5 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5 p.m. Eastern Time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than 5 p.m. Eastern Time on the one hundred twentieth (120th) day prior to such annual meeting and not later than 5 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) date of public disclosure of the date of such meeting is first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s Timely Notice as described above.

(c) To be in proper form for purposes of this Section 10, a stockholder’s notice shall set forth:

(1) As to each Proposing Person (as defined below):

(i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records);

(ii) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Stockholder Information”);

(iii) the full notional amount of any securities that, directly or indirectly, underlie any “derivative securities” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative securities” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(iv) any pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;

(v) any other relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(vi) any direct or indirect interest in any contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(vii) a representation whether the Proposing Person intends, or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal; and

(viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (viii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(2) As to each item of business that the stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person;

(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and

(iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (2) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 10, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 10 or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 10. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For the avoidance of doubt, and notwithstanding any other provision of these Bylaws, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any stockholder proposal or Proposing Person, including any information provided to the Corporation with respect to the foregoing notice to the Corporation.

Section 11. Notice of Nominations for Election of Directors to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 11 and Section 12 of this Article II as to such notice and nomination.

For purposes of this Section 11, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting.

The foregoing clause (a)(ii) of this Section 11 shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)

(1) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 10 of this Article II) thereof in writing and in proper form to the Secretary, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 11 and Section 12 of this Article II and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 11 and Section 12 of this Article II.

(2) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(3) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice or (2) the tenth day following the date of public disclosure.

(c) To be in proper form for purposes of this Section 11, a stockholder’s notice to the Secretary shall set forth:

(1) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 10(c)(1) of this Article II, except that for purposes of this Section 11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 10(c)(1));

(2) As to each Nominating Person, any Disclosable Interests (as defined in Section 10(c)(1)(viii) of this Article II, except that for purposes of this Section 11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 10(c)(1) of this Article II and the disclosure with respect to the business to be brought before the meeting in Section 10(c)(2) of this Article II shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 10(c)(1)(vii), the Nominating Person’s notice for purposes of this Section 11(b) shall include a representation as to whether the Nominating Person or the proposed nominee, intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such nominee(s), (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination or nominations or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(3) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 11 and Section 12 of this Article II if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement and accompanying proxy cards as a nominee and to serving as a director if elected); (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective affiliates, associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 12(a) of this Article II.

For purposes of this Section 11, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner or any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 11 or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f) Nothing in this Section 11 of Article II shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Nominating Person or stockholder nomination or director nominee.

Section 12. Additional Requirements for Valid Nomination to Serve as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 11 of this Article II and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (x) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting, and (y) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(b) The Corporation may require any proposed candidate for nomination as a Director to furnish such other information as it may reasonably require in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Corporation to determine the eligibility of such candidate for nomination to serve as an independent director of the Corporation.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election, and who (i) provides timely notice thereof in writing and in proper form to the Secretary at the principal offices of the Corporation, (ii) provides the information with respect to such stockholder and its candidate for nomination as required by this Section 12 and Section 11 of this Article II and (iii) provides any updates or supplements to such notice at the times and in the forms required by Section 11. To be timely, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder’s notice for nominations to be made at such special meeting must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 5 p.m. Eastern Time on the one hundred twentieth (120th) day prior to such special meeting and not later than 5 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the date of public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in Section 11 and Section 12 of this Article II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law or the Restated Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination brought before the meeting was made, as the case may be, in accordance with the procedures set forth in Section 11 and Section 12 of this Article II and (ii) if any proposed nomination is not in compliance with Section 11 and 12 of this Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in compliance with such stockholder’s representation as required by clause (2) of paragraph (c) of Section 11 of this Article II, to declare that such defective nomination shall be disregarded.

(e) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number and Qualification. The authorized number of directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time as provided in the Restated Certificate of Incorporation. Directors need not be stockholders of the Corporation.

Section 2. Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Restated Certificate of Incorporation or these By-Laws. Except as otherwise expressly provided herein or in the Restated Certificate of Incorporation, the vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

Section 3. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board.

Section 4. Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. At all meetings of the Board, a majority of the then authorized number of directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

The first meeting of the Board of Directors after the election of a new class of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all the directors.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Notice of special meetings shall be given to each director on 24 hours notice to each director, either personally, by mail, telegram, facsimile, personal delivery or similar means. Special meetings may be called by the President or the Chairman of the Board of Directors and shall be called by the President or Secretary in the manner and on the notice set forth above upon the written request of a majority of the total number of directors which the Corporation would have if there were no vacancies.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Restated Certificate of Incorporation, these By-Laws or the Board of Directors.

Section 5. Executive Committee. The Board of Directors may designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation’s capital stock, and may, by resolution similarly adopted, designate one or more other committees, including such committees specified in Section 6 of this Article III. The Executive Committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee. The members of the Executive Committee present at any meeting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. The Executive Committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of the Executive Committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the Executive Committee in the manner provided for in Section 4 of this Article III. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

Section 6. Other Committees.

(a) The Board may appoint the following standing committees, the members of which shall serve at the pleasure of the Board: a Nominating / Corporate Governance Committee, a Compensation Committee and an Audit Committee. The Board may appoint such other committees among the directors of the Corporation as it deems necessary and appropriate for the proper conduct of the Corporation’s business and may appoint such officers, agents or employees of the Corporation to assist the committees of the Board as it deems necessary and appropriate. Meetings of committees may be called by the chairman of the committee on 24 hours notice to each committee member, either personally, by mail, telegram, facsimile or similar means and shall be called by the chairman of the committee in like manner and on like notice on the written request of a committee member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(b) The Nominating / Corporate Governance Committee shall consist of no fewer than three members of the Board, all of whom shall meet the independence requirements of the New York Stock Exchange. The Nominating / Corporate Governance Committee shall be responsible for proposing to the Board nominees for election as directors and shall possess and may exercise such additional powers and authority as may be delegated to it by the Board from time to time. The Nominating / Corporate Governance Committee shall report its actions to the Board at the next meeting of the Board following such actions. Vacancies in the membership of the Nominating / Corporate Governance Committee shall be filled by the Board of Directors.

(c) The Compensation Committee shall consist of no fewer than three members of the Board. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange and any legal requirements relevant to the proper administration of the Company’s executive compensation program, including requirements under the federal securities laws and the Internal Revenue Code of 1986. The Compensation Committee shall be responsible for establishing salaries, bonuses and other compensation for the executive officers of the Corporation and for administering the Corporation’s benefit plans, and shall possess and may exercise such additional powers and authority as may be delegated to it by the Board from time to time. The Compensation Committee shall report its actions to the Board at the next meeting of the Board following such actions. Vacancies in the membership of the Compensation Committee shall be filled by the Board of Directors.

(d) The Audit Committee shall consist of no fewer than three members of the Board. The members of the Audit Committee shall meet the independence requirements of the New York Stock Exchange, and any legal requirements relevant to the proper administration of the Company’s financial reporting. The Audit Committee shall have general oversight responsibility with respect to the Corporation’s financial reporting, shall engage the independent auditors and oversee, evaluate and, where appropriate, replace the independent auditors. Any engagement of the independent auditors by the Audit Committee may be subject to stockholder approval or ratification, as determined by the Board of Directors. The Audit Committee shall review with the independent auditors the scope of their examination and other matters (relating to both audit and non-audit activities), and review generally the internal auditing procedures of the Corporation. In undertaking the foregoing responsibilities, the Audit Committee shall have unrestricted access, if necessary, to personnel of the Corporation and documents and shall be provided with the resources and assistance necessary to discharge its responsibilities, including periodic reports from management assessing the impact of regulation, accounting, and reporting of other significant matters that may affect the Corporation. The Audit Committee shall review the financial reporting and adequacy of internal controls of the Corporation, consult with the internal auditors and certified public accountants, and from time to time, but not less than annually, report to the Board. Vacancies in the membership of the Audit Committee shall be filled by the Board of Directors.

Section 7. Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in meetings by means of a conference telephone or similar communications equipment and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken by unanimous written consent without a meeting to the extent and in the manner authorized by the laws of the State of Delaware.

ARTICLE IV

OFFICERS

Section 1. Titles and Election. The officers of the Corporation may consist of a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (who may be designated as corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents) a Secretary and a Treasurer, as appointed by the Board of Directors. The Corporation may have such additional or assistant officers as the Board of Directors may deem necessary for the Corporation’s business and may appoint from time to time. The Board of Directors shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles. Any two or more offices may be held by the same person.

The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

If a director has not been designated as Chairman, or if the designated Chairman is not present at a meeting, the Board of Directors shall elect a Chairman from amongst its members to serve as Chairman of the Board of Directors for such meeting. The Chairman shall preside at all meetings of the Board of Directors, and shall have such other powers as the Board may determine.

Section 2. Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or these By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, shall see that all orders, actions and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these By-Laws or, to the extent consistent with the By-Laws, such other authorities and duties as prescribed by the Board.

(b) Authority and Duties of Other Officers. Each officer other than the Chief Executive Officer shall have the authority and shall perform the duties prescribed by the Board of Directors, by the Chief Executive Officer, or by an officer authorized by the Board to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to review by the Board of Directors but shall be in full force and effect in the absence of such review.

In the absence or disability of the President, the Vice Presidents in order of seniority may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of President, except that if one or more executive Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(c) Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

ARTICLE V

RESIGNATIONS AND VACANCIES

Section 1. Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

Section 2. Vacancies.

(a) Directors. Except for the rights of the holders of any series of preferred stock to elect additional directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director’s successor is duly elected and has been qualified. The directors also may reduce the authorized number of directors by the number of vacancies on the Board. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

Section 3. Director Resignation Policy. Pursuant to Section A of Article IX of the Corporation’s Restated Certificate of Incorporation, as amended, the Corporation has a majority voting standard in uncontested elections of directors, and plurality voting in contested elections. Any director who is not elected by a majority of the votes cast in an uncontested election shall immediately tender his or her resignation to the Chairman of the Nominating/Corporate Governance Committee (“NCG Committee”). Within 60 days after certification of the election results, the NCG Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation, the NCG Committee may consider all factors that such Committee’s members believe are relevant. The Board shall act on the NCG Committee’s recommendation within 90 days after certification of the election results. In deciding whether to accept the resignation, the Board will consider the factors considered by the NCG Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation pursuant to this process, the NCG Committee will recommend to the Board and the Board will thereafter determine whether to fill the vacancy or reduce the size of the Board. Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings of either the NCG Committee or the Board with respect to his or her own resignation.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificate of Stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant Secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware. Notwithstanding the foregoing, the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3. Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall not be less than ten (10) nor more than sixty (60) days prior to the scheduled date of such meeting and which, in the case of any other action, shall be not more than the maximum or less than the minimum number of days prior to any such action permitted by the laws of the State of Delaware.

(b) If no such record date is fixed by the Board, the record date shall be that prescribed by the laws of the State of Delaware.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the President if the Board does not do so.

ARTICLE VII

FISCAL YEAR, BANK DEPOSITS, CHECK, ETC.

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

Section 2. Bank Deposits, Checks, etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII

BOOKS AND RECORDS

Section 1. Place of Keeping Books. Unless otherwise expressly required by the laws of the State of Delaware, the books and records of the Corporation may be kept outside of the State of Delaware.

Section 2. Examination of Books. Except as may otherwise be provided by the laws of the State of Delaware, the Restated Certificate of Incorporation or these By-Laws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by the laws of the State of Delaware or authorized by express resolution of the Board of Directors.

ARTICLE IX

NOTICES

Section 1. Requirements of Notice. Whenever notice is required to be given by the laws of the State of Delaware, the Restated Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

Section 2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Restated Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Restated Certificate of Incorporation or these By-Laws.

ARTICLE X

SEAL

The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and the date of its incorporation, and in the center of which shall be inscribed “Corporate Seal, Delaware.”

ARTICLE XI

POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board, the President, any Vice President, the Secretary or the Treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of stockholders meetings and proxies for such meetings in any company in which the Corporation may hold voting securities.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Definitions. As used in this article, the term “person” means any past, present or future director or officer of the Corporation or any subsidiary or operating division thereof.

Section 2. Indemnification Granted. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or a subsidiary or operating division thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 3. Requirements for Indemnification Relating to an Action or Suit by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or a subsidiary thereof or a designated officer of an operating division of the Corporation, or is or was serving at the specific request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 4. Success on Merits of Any Action. Notwithstanding any other provision of this Article XII, to the extent that a director or officer of the Corporation or any subsidiary or operating division thereof has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 5. Determination of Standard of Conduct. Any indemnification under Sections 2 and 3 of this Article XII (unless ordered by a court) shall be paid by the Corporation only after a determination has been made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders, that indemnification of the director or officer is proper in the circumstances of the specific case because such person has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article XII.

Section 6. Advance Payment; Representation by Corporation. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 2 and 3 of this Article XII in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in such capacity as officer or director (and not in any other capacity and which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Corporation may, in the manner set forth above, and upon approval of such director or officer, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 7. Procedure for Obtaining Indemnity. Any indemnification under Sections 2, 3 and 4, or advance of costs, charges and expenses under Section 6, of this Article XII shall be made promptly, and in any event within sixty (60) days, of the written notice of the director or officer. The right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing a right to indemnification or advancement of expenses, in whole or in part, in any action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6 of this Article XII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 2 or 3 of this Article XII, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, a committee thereof, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article XII, nor the fact that there has been an actual determination by the Corporation (including its directors, a committee thereof, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8. Indemnification Not Exclusive. This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this Article XII be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

Section 9. Invalidity of Certain Provisions. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation or any subsidiary or operating division thereof as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 10. Miscellaneous. The Board of Directors may also on behalf of the Corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the Board in its sole discretion may from time to time and at any time determine.

ARTICLE XIII

AMENDMENTS

These By-Laws may be altered, amended or repealed, and new By-Laws may be made, by the affirmative vote of a majority of the directors then in office.

Adopted by the Board of Directors on March 22, 1999, and amended and restated on November 20, 2003, April 27, 2004, July 21, 2005, February 22, 2007, January 8, 2008, May 1, 2019, and July 26, 2023.